Exhibit 10(d)

Description of Amendment to Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan, Effective January 1, 1983 (nonqualified pension benefits):

Effective January 1, 2005: removal of the existing cap on the amount of annual bonus (50% of bonus in excess of $100,000) that qualifies as compensation eligible for pension benefits.